FIRST NIAGARA FINANCIAL GROUP REPORTS 2008 FIRST QUARTER RESULTS

Lockport, N.Y. - April 24, 2008 -

- Solid revenue growth--net interest margin up 8 basis points
- Commercial franchise excelling--double-digit loan growth continues
- Credit discipline evident as net chargeoffs decline
- Completed acquisition of Great Lakes Bancorp, Inc. (GLK)

First Niagara Financial Group, Inc. (NASDAQ: FNFG), today announced 2008 first quarter net income from operations was $20.0 million, or $0.19 per diluted share. This compares to 2007 fourth quarter net income from operations of $19.6 million, or $0.19 per diluted share and $20.0 million, or $0.19 per diluted share for the 2007 first quarter. Reported net income (GAAP) for the first quarter was $18.8 million, or $0.18 per diluted share. This compares to 2007 fourth quarter net income of $27.8 million, or $0.27 per diluted share and $18.5 million, or $0.17 per diluted share for the 2007 first quarter.

Non-GAAP/ Operating Results (excluding non-recurring gains items)
	Q1 2008	Q4 2007	Q1 2007
Net interest income	$60.1	$55.2	$56.2
Provision for credit losses	3.1	2.5	1.6
Noninterest income	29.3	27.9	27.9
Noninterest expense	55.5	53.3	52.2
Net income from operations	20.0	19.6	20.0
Net income per diluted share	$0.19	$0.19	$0.19

Reported Results (including non-recurring items)
	Q1 2008	Q4 2007	Q1 2007
Net interest income	$60.1	$55.2	$56.2
Provision for credit losses	3.1	2.5	1.6
Noninterest income	29.3	43.8	27.9
Noninterest expense	57.5	55.6	54.6
Net income	18.8	27.8	18.5
Net income per diluted share	$0.18	$0.27	$0.17

All amounts in millions except net income per diluted share

The table above summarizes the Company’s operating results excluding certain non-recurring items. (Q1 2008: Noninterest expense - severance and real estate write-downs related to the acquisition of Great Lakes Bancorp of $2.0 million, Q4 2007: Noninterest income -gain on branch sales of $21.5 million and investment portfolio restructuring loss of $5.6 million, Noninterest expense - branch deposit loss of $2.3 million, Q1 2007: Noninterest expense - severance and related costs of $2.4 million) The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitates investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations.

John R. Koelmel, President and CEO, said “We’re off to a very good start in 2008 as demonstrated by the strength of our first quarter performance. This is a direct result of all the hard work and growth initiatives we’ve put in place over the past year. Our in-market focus and aggressive branding campaign are especially paying dividends. We have also successfully transitioned Greater Buffalo Savings Bank customers and employees and are excited about expanding our market reach through our new branches and increased Western New York presence. Most importantly, we have stayed focused on growing profitably by maintaining our credit and pricing disciplines. We will sustain our credit vigilance as the current economic uncertainties unfold while retaining our cautious optimism on the health of our regional economies. And we will forge ahead in taking advantage of our competitive position in priority businesses.”

Chief Financial Officer, Michael W. Harrington, added, “First quarter results reflect progress on a number of fronts. We grew revenues nicely while continuing to reallocate resources to more profitable business lines. Commercial loan balances continued to grow at an exceptional pace and our net interest margin improved as we benefited from a substantial easing in deposit pricing. Our credit performance remains solid with a notable decline in net charge-offs this quarter. In light of the very challenging operating environment confronting the financial services industry, we are certainly encouraged by how we’ve begun the year.”

Loans
Excluding the effect of the GLK acquisition completed in the first quarter and the fourth quarter 2007 sale of nine branches, average commercial loan balances rose by an annualized 20% over the linked quarter, the largest increase in over two years. Commercial business loans annualized growth of 41% was driven by strong state-wide production and increased lines of credit usage. Commercial real estate loan balances posted a solid 14% annualized gain, also benefiting from strong originations and advances as well as historically low payoff levels. Compared to the first quarter of 2007, commercial business loan balances were significantly higher due to the Company’s ongoing emphasis on its key commercial services area. Home equity average balances were flat for the quarter, reflecting seasonal downturns. Residential mortgage and other consumer loan average balances trended downward by $48 million or 9% annualized given the continuing consumer focus on long-term, fixed rate products.

Credit Quality
The overall loan portfolio continues to perform as expected with no exposure to subprime or Alt-A loans. Non-performing loans increased by $5.4 million to 0.53% of total loans from the fourth quarter with $0.9 million of that attributable to the acquired GLK portfolio. Net charge-offs for the quarter decreased by $1.3 million to $2 million or 0.13% of average loans. The provision for credit losses was $3.1 million for the quarter, compared to $2.5 million in the prior quarter and $1.6 million a year ago. At March 31, 2008 the allowance for credit losses represented 1.17% of total loans and 222% of non-performing loans.

Deposits
Average deposit balances, after adjusting for the impact of the GLK acquisition and last quarter’s branch sales, remained stable from the linked quarter. Municipal deposits grew by $59 million as local governments collected taxes and new relationships were added in the Rochester region. Offsetting this increase were seasonal reductions in business deposits of $40 million. The migration of savings balances to higher yielding money market accounts extended into the current quarter. Average deposits for the quarter increased from a year ago as the addition of new business checking account relationships and municipal customers demonstrate the Company’s continued focus on its commercial deposit gathering strategy.

Net Interest Income
Net interest income of $60.1 million was $4.9 million or 9% above last quarter, benefiting from a reduction in funding cost precipitated by the dramatic moves of the Federal Reserve and better than anticipated deposit pricing. Other factors also contributed to the improvement including the acquisition of GLK, higher commercial loan balances and the investment portfolio restructuring executed late in the prior quarter. Although competitive pressures relative to deposit costs eased during the quarter, in some cases wholesale borrowings continue to be a lower cost funding alternative to higher priced CDs. The net benefit of these factors resulted in an increase of 8 basis points in the tax equivalent net interest margin to 3.33% for the quarter.

Noninterest Income
Operating (Non-GAAP) noninterest income for the current quarter was $29.3 million, an increase of $1.4 million or 5% above last quarter’s level due to gains from partnership investments and better than expected profit sharing commissions provided by insurance carriers. Partially offsetting this were seasonal reductions in activity based checking and debit card fees. The current quarter’s operating (Non-GAAP) noninterest income also increased 5% from a year ago and was led by gains on partnership investments and higher activity based fees from electronic banking and loan services.

Noninterest Expense
Operating (Non-GAAP) noninterest expense for the current quarter increased by $2.2 million or 4% over the previous quarter, predominantly due to the absorption of staff from GLK along with general salary and benefit inflation. These increased costs were limited by the prior year’s performance improvement initiative’s expense reductions along with lower discretionary spending typically seen in the first quarter. The efficiency ratio improved from 64% to 62% from the linked quarter. Other noninterest expense (GAAP) included $2.0 million in severance and real estate write-downs related to the completion of the GLK acquisition.

Capital
During the first quarter, the Company issued 5.4 million shares of its common stock to complete the acquisition of GLK and repurchased 625 thousand shares. The tangible common equity ratio at March 31 was 7.6% compared to 8.2% at year-end 2007 and the Company still remains well capitalized.

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $9.1 billion and deposits of $6.2 billion. First Niagara Bank is a full-service, community-focused bank that provides financial services to individuals, families and businesses through 115 branches and four Regional Market Centers across Upstate New York. For more information, visit www.fnfg.com.

Conference Call - A conference call will be held at 11 a.m. Eastern Time on Thursday, April 24, 2008 to discuss the Company’s financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available until May 8, 2008 by dialing 1-877-660-6853, account number 240, ID number 278769.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data
	2008	2007
	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED FINANCIAL DATA
(Amounts in thousands)
Securities available for sale	$1,414,774	1,217,164	1,262,193	1,070,842	1,095,012
Loans and leases:
Commercial:
Real estate	$2,403,630	2,195,009	2,150,885	2,098,245	2,065,472
Business	$848,291	730,029	667,512	651,758	611,064
Total commercial loans	$3,251,921	2,925,038	2,818,397	2,750,003	2,676,536

Residential real estate	$2,149,363	1,955,690	1,998,411	2,190,984	2,224,704
Home equity	$564,624	503,779	507,834	498,200	472,714
Other consumer	$173,264	127,169	135,697	134,282	151,885
Specialized lending	$174,476	183,747	188,684	186,856	163,319
Net deferred costs and discounts	$34,520	29,529	29,531	29,962	27,747
Total loans and leases	$6,348,168	5,724,952	5,678,554	5,790,287	5,716,905
Allowance for credit losses	$74,283	70,247	70,970	71,102	71,051
Loans and leases, net	$6,273,885	5,654,705	5,607,584	5,719,185	5,645,854
Goodwill and other intangibles	$808,262	750,071	753,336	750,732	753,296
Total assets	$9,067,701	8,096,228	8,114,960	8,020,806	7,982,589
Total interest-earning assets	$7,813,212	6,994,022	7,007,391	6,938,584	6,903,315

Deposits:
Savings	$795,464	786,759	844,576	906,852	936,496
Interest-bearing checking	$509,121	468,165	499,058	502,925	511,169
Money market deposits	$1,885,113	1,607,137	1,437,272	1,372,358	1,394,016
Noninterest-bearing	$680,397	631,801	658,012	656,195	623,504
Certificates	$2,367,176	2,055,122	2,266,535	2,317,116	2,333,891
Total deposits	$6,237,271	5,548,984	5,705,453	5,755,446	5,799,076

Borrowings	$1,265,521	1,094,981	947,055	797,574	716,463
Total interest-bearing liabilities	$6,822,395	6,012,164	5,994,496	5,896,825	5,892,035
Net interest-earning assets	$990,817	981,858	1,012,895	1,041,759	1,011,280
Stockholders' equity	$1,432,632	1,353,179	1,332,313	1,329,063	1,353,792
Tangible equity (1)	$624,370	603,108	578,977	578,331	600,496
Securities available for sale fair value
adjustment included in stockholders' equity	$5,853	(24)	(10,039)	(15,433)	(11,161)
Common shares outstanding	109,703	104,770	105,371	106,209	108,120
Treasury shares	15,718	15,274	14,674	13,835	11,925
Total loans serviced for others	$571,707	553,631	554,934	392,597	398,166

CAPITAL
Tier 1 risk based capital	9.84%	10.10%	10.40%	10.36%	10.69%
Total risk based capital	11.06%	11.35%	11.65%	11.61%	11.94%
Tier 1 (core) capital	7.29%	7.54%	7.68%	7.73%	7.75%
Tangible capital	7.29%	7.54%	7.68%	7.73%	7.75%
Equity to assets	15.80%	16.71%	16.42%	16.57%	16.96%
Tangible equity to tangible assets(1)	7.56%	8.21%	7.86%	7.95%	8.31%
Book value per share (2)	$13.54	13.41	13.14	13.01	13.02
Tangible book value per share (1)(2)	$5.90	5.98	5.71	5.66	5.77

ASSET QUALITY DATA
(Amounts in thousands)
Non-performing loans:
Commercial real estate	$19,921	16,229	18,169	9,869	6,937
Commercial business	$3,518	3,430	2,718	5,546	5,653
Residential real estate	$5,113	3,741	3,836	4,425	3,713
Home equity	$1,180	849	545	836	1,088
Other consumer	$832	885	1,307	1,232	1,816
Specialized lending	$2,872	2,920	2,596	2,283	1,880
Total non-performing loans	$33,436	28,054	29,171	24,191	21,087
Real estate owned	$976	237	244	169	553
Total non-performing assets	$34,412	28,291	29,415	24,360	21,640

Net loan charge-offs	$1,954	3,223	2,150	2,249	2,462
Net charge-offs to average loans (annualized)	0.13%	0.22%	0.15%	0.16%	0.18%
Provision for credit losses	$3,100	2,500	2,100	2,300	1,600
Provision for credit losses as a
percentage of average loans (annualized)	0.21%	0.17%	0.14%	0.16%	0.11%
Total non-performing loans to total loans	0.53%	0.49%	0.51%	0.42%	0.37%
Total non-performing assets as a
percentage of total assets	0.38%	0.35%	0.36%	0.30%	0.27%
Allowance for credit losses to total loans	1.17%	1.23%	1.25%	1.23%	1.24%
Allowance for credit losses
to non-performing loans	222.2%	250.4%	243.3%	293.9%	336.9%
Personnel FTE	1,903	1,824	1,840	1,884	1,915
Number of branches	115	110	120	121	119

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2008	2007
	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income	$109,987	422,772	107,120	106,911	105,543	103,198
Interest expense	$49,925	198,594	51,913	51,206	48,477	46,998
Net interest income	$60,062	224,178	55,207	55,705	57,066	56,200
Provision for credit losses	$3,100	8,500	2,500	2,100	2,300	1,600
Net interest income after provision for credit losses	$56,962	215,678	52,707	53,605	54,766	54,600

Noninterest income:
Banking services	$9,310	39,289	10,112	10,071	10,111	8,995
Insurance and benefits consulting	$12,762	51,646	11,563	13,345	13,722	13,016
Wealth management services	$2,217	9,494	2,247	2,412	2,632	2,203
Lending and leasing	$2,255	8,880	2,604	2,191	2,181	1,904
Bank-owned life insurance	$1,177	4,848	1,088	1,144	1,561	1,055
Other	$1,546	17,654	16,211	567	137	739
Total noninterest income	$29,267	131,811	43,825	29,730	30,344	27,912

Noninterest expense:
Salaries and benefits	$33,419	125,697	30,269	30,159	32,377	32,892
Occupancy and equipment	$7,160	28,550	5,540	5,544	11,484	5,982
Technology and communications	$5,007	19,456	4,942	4,770	4,905	4,839
Marketing and advertising	$2,502	8,362	2,632	2,121	1,921	1,688
Professional services	$1,072	4,392	1,182	1,243	1,158	809
Amortization of intangibles	$2,251	10,433	2,533	2,570	2,639	2,691
Other	$6,096	25,576	8,489	5,541	5,806	5,740
Total noninterest expense	$57,507	222,466	55,587	51,948	60,290	54,641

Income before income taxes	$28,722	125,023	40,945	31,387	24,820	27,871
Income taxes	$9,909	40,938	13,108	10,284	8,209	9,337
Net income	$18,813	84,085	27,837	21,103	16,611	18,534

STOCK AND RELATED PER SHARE DATA
Net income per share:
Basic	$0.18	0.82	0.27	0.21	0.16	0.18
Diluted	$0.18	0.81	0.27	0.21	0.16	0.17
Cash dividends	$0.14	0.54	0.14	0.14	0.13	0.13
Dividend payout ratio	77.78%	65.85%	51.85%	66.67%	81.25%	72.22%
Dividend yield (annualized)	4.14%	4.49%	4.61%	3.93%	3.98%	3.79%
Market price (NASDAQ: FNFG):
High	$14.15	15.13	15.13	14.60	14.28	15.07
Low	$9.98	11.15	11.15	11.49	12.88	13.53
Close	$13.59	12.04	12.04	14.15	13.10	13.91

SELECTED RATIOS
Net income (annualized):
Return on average assets	0.88%	1.05%	1.36%	1.04%	0.84%	0.95%
Return on average equity	5.42%	6.24%	8.26%	6.31%	4.93%	5.47%
Return on average tangible equity (1)	12.01%	14.12%	18.87%	14.56%	11.09%	12.10%

Noninterest income as a percentage of net revenue	32.76%	37.03%	44.25%	34.80%	34.71%	33.18%
Efficiency ratio - Consolidated	64.4%	62.5%	56.1%	60.8%	69.0%	65.0%
- Banking segment (3)	59.8%	58.6%	50.6%	57.0%	68.6%	61.7%
Net loan charge-offs	$1,954	10,084	3,223	2,150	2,249	2,462
Net charge-offs to average loans (annualized)	0.13%	0.18%	0.22%	0.15%	0.16%	0.18%
Provision for credit losses as a
percentage of average loans (annualized)	0.21%	0.15%	0.17%	0.14%	0.16%	0.11%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2008	2007
	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED AVERAGE BALANCES
(Amounts in thousands)
Securities, at amortized cost	$1,309,020	1,135,221	1,251,346	1,112,741	1,089,189	1,086,037
Loans (4)
Commercial:
Real estate	$2,301,692	2,101,431	2,185,998	2,112,119	2,068,315	2,037,544
Business	$794,929	639,580	692,448	652,751	631,884	579,853
Total commercial loans	$3,096,621	2,741,011	2,878,446	2,764,870	2,700,199	2,617,397
Residential	$2,063,235	2,158,696	1,986,546	2,179,767	2,217,959	2,253,212
Home equity	$541,804	498,039	514,655	509,747	490,616	476,591
Other consumer	$156,784	145,501	135,524	136,990	144,449	165,462
Specialized lending	$186,616	182,691	194,919	194,143	180,100	161,104
Total loans	$6,045,060	5,725,938	5,710,090	5,785,517	5,733,323	5,673,766

Total interest-earning assets	$7,425,978	6,915,138	7,021,393	6,952,003	6,872,508	6,811,941
Goodwill and other intangibles	$765,275	752,462	751,955	752,422	752,007	753,483
Total assets	$8,593,783	7,997,299	8,116,588	8,044,675	7,940,621	7,884,237

Interest-bearing liabilities:
Savings accounts	$782,804	889,398	813,084	881,145	921,747	943,137
Checking	$468,411	487,173	476,721	482,838	492,312	497,094
Money market deposits	$1,753,468	1,413,178	1,581,043	1,393,680	1,369,121	1,306,061
Certificates of deposit	$2,235,016	2,263,933	2,168,218	2,286,634	2,311,348	2,290,626
Borrowed funds	$1,205,857	853,297	986,725	889,375	764,987	769,314
Total interest-bearing liabilities	$6,445,556	5,906,979	6,025,791	5,933,672	5,859,515	5,806,232

Noninterest-bearing deposits	$627,762	627,259	644,680	657,366	616,537	589,517
Total deposits	$5,867,461	5,680,941	5,683,746	5,701,663	5,711,065	5,626,435
Total liabilities	$7,198,252	6,649,427	6,779,481	6,717,283	6,587,797	6,509,433
Net interest-earning assets	$980,422	1,008,159	995,602	1,018,331	1,012,993	1,005,709
Stockholders' equity	$1,395,531	1,347,872	1,337,107	1,327,392	1,352,824	1,374,804
Tangible equity (1)	$630,256	595,410	585,152	574,970	600,817	621,321
Common shares outstanding (2):
Basic	103,230	102,838	101,274	101,472	103,373	105,294
Diluted	103,641	103,472	101,757	102,059	104,031	106,004

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
Securities, at amortized cost	5.00%	4.49%	4.72%	4.54%	4.40%	4.26%
Loans
Commercial:
Real estate	6.48%	6.80%	6.73%	6.80%	6.84%	6.85%
Business	6.50%	7.59%	7.26%	7.73%	7.70%	7.69%
Total commercial loans	6.48%	6.99%	6.86%	7.02%	7.04%	7.04%
Residential	5.60%	5.61%	5.62%	5.61%	5.57%	5.62%
Home equity	6.50%	6.95%	6.85%	6.96%	7.00%	7.00%
Other consumer	7.49%	7.66%	7.81%	7.91%	7.55%	7.42%
Specialized lending	7.89%	8.61%	8.16%	8.22%	9.67%	8.45%
Total loans	6.25%	6.53%	6.49%	6.54%	6.57%	6.52%

Total interest-earning assets	6.03%	6.20%	6.18%	6.22%	6.22%	6.16%

Savings accounts	0.33%	0.44%	0.35%	0.35%	0.43%	0.62%
Interest-bearing checking	0.33%	0.42%	0.40%	0.37%	0.37%	0.53%
Money market deposits	2.98%	3.70%	3.79%	3.76%	3.65%	3.56%
Certificates of deposit	4.16%	4.47%	4.39%	4.51%	4.53%	4.44%
Borrowed funds	4.26%	4.58%	4.65%	4.78%	4.44%	4.38%
Total interest-bearing liabilities	3.11%	3.36%	3.41%	3.42%	3.32%	3.28%

Tax equivalent net interest rate spread	2.92%	2.84%	2.77%	2.80%	2.90%	2.88%
Tax equivalent net interest rate margin	3.33%	3.33%	3.25%	3.30%	3.40%	3.37%

(1)	Excludes goodwill and other intangible assets.
(2)	Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)	Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)	Includes nonaccrual loans.